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                                                                   EXHIBIT 10.40


                              RICHARD P. VAN CUREN
                                  P.O. BOX 1558
                              MIDDLEBURG, VA 20118
                 (703)-378-7263         OR         (540)687-6060

                                                                February 5, 1999

Mr. Gary A Struzik, Chief Financial Officer
Didax, Inc.
4206 Technology Court
Suite F
Chantilly, VA 20151

                                        RE:         Letter of Occupancy
                                                       Didax Lease

Dear Mr. Struzik:

            This letter is to confirm our recent verbal understanding and agreement on the several open issues regarding your lease on Suite F at 4206 Technology Court, Chantilly, Virginia, as follows:

            1) Your occupancy on the front part of the premises (about 53.6%) was as of October 1, 1999, as specified in the lease dated August 10, 1998, and was the beginning of the lease term.

            2) Your occupancy of the remainder of the space was effective as of October 19, 1998.

            3) The actual area of the demised premises is 6,115 square feet (or 21.2% of the total building area), an increase of 128 square feet. The corrected area will be used in section 5.06 of the lease and also calls for an adjustment (section 1 of the lease) of the base rent, which for the first lease year is :
                              128 S.F.  @ $8.50 = $90.67/month

            4) The total construction cost at the time, excluding painting of the original office space, cleaning the carpet and repairing the exit lights, was:

                              H.C. Handy -            $ 95,662.75
                              Barkley Pierce-         $ 15,697.60
                                                      -----------
                              Total                   $111,360.35

            5)    We agreed that for purposes of adjusting the base rent per section 4.7 of the lease that we would use a rounded construction cost of $111,000, which produced an adjustment of:


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                   Rounded Cost            $111,000
                   Less Base in Lease      $ 65,000
                                           --------
                                           $ 46,000

                   46 X $20.65/1,000 = $949.90/month increase

            6) Accordingly the adjusted original monthly rent is:

                   Original base rent in lease            $5,577.89/month
                   Upward adjustment for size             $   90.67
                   Upward adjustment for cost             $  949.90
                                                          ---------
                   Adjusted base rent                     $6,618.46
                   Plus 1998 share of common area
                   expenses (Section 5.06 of Lease)       $  623.65
                                                          ---------
                   Total                                  $7,242.11/month

            Subsequent to our agreement above, two more invoices for $961.05 came from Barkley Pierce. However, I have not seen the necessity of revising the base rent as shown above.

            7) The security deposit at the lease signing was $16,733.66, subject to an increase of the amount the construction cost exceeded $75,000. The security deposit was subsequently increased by $36,762.85 to $53,496.51. This was done before $402.50 was deducted from construction cost for carpet cleaning and the additional bills for $961.05 came from Barkley Pierce. The net adjustment would have been a $558.55 increase, which I have not requested.

            I am pleased that the space is working out well for you and I hope for your continued and increasing success.

            If you have heating or air conditioning problems, I suggest calling Terry or Ray at Air Control Services, Inc. 703-631-6690. They have done good work for me at competitive prices, sometimes much lower than the competition.

                                                        Sincerely,

                                                        /s/ RICHARD P. VAN CUREN

                                                        Richard P. Van Curen